                                                                  EXHIBIT 10.32





                            INTERCONNECTION AND
                             SERVICES AGREEMENT



                                  between




                           AT&T Maritime Services



                                    and



                        COMSAT Mobile Communications








                                June 1, 1996

                             TABLE OF CONTENTS



1.       Interconnection of Facilities........................................2
2.       Circuit Restoration and Rerouting....................................2
3.       Service Offerings................................................... 3
4.       Service Modification.................................................4
5.       Traffic Volumes and Rates............................................4
6.       Accounting and Settlement Procedures.................................5
7.       Failure to Pay.......................................................7
8.       Technical Standards and Methods of Operation.........................7
9.       Exchange of Proprietary Information..................................7
10.      Governmental Approvals...............................................8
11.      Prior Agreements.....................................................9
12.      Notices..............................................................9
13.      Duration and Termination of Agreement................................9
14.      Change in Circumstances..............................................9
15.      Limitation of Liability.............................................10
16.      Assignment..........................................................10
17.      Governing Law.......................................................10
18.      Severability........................................................10
19.      Waiver..............................................................11
20.      Execution and Amendment.............................................11

                   INTERCONNECTION AND SERVICES AGREEMENT


         THIS AGREEMENT, entered into this 1st day of June 1996, by and between COMSAT Corporation, acting through its business unit COMSAT Mobile Communications, a corporation organized and existing under the laws of the District of Columbia, with offices located at 6560 Rock Spring Drive, Bethesda, Maryland 20817 (hereinafter referred to as "COMSAT," which expression shall include its successors and permitted assignees) and AT&T Corp., acting through its business unit AT&T Mobile Satellite Services, a corporation organized and existing under the laws of the State of New York, with offices located at 101 JFK Parkway, Short Hills, New Jersey 07078 (hereinafter called "AT&T," which expression shall include its successors and permitted assignees).


                            W I T N E S S E T H:


         WHEREAS, COMSAT and AT&T are both communications common carriers subject to the jurisdiction of the Federal Communications Commission ("FCC"); and

         WHEREAS, COMSAT offers mobile satellite communications services to and from mobile stations and COMSAT's Land Earth Station ("LES") facilities, with associated Mobile Satellite Switching Center ("MSSC") facilities, using satellite capacity obtained from the International Mobile Satellite Organization ("Inmarsat"); and

         WHEREAS, AT&T provides telecommunications services to and from customers in the United States and operates international telecommunications channels jointly with various foreign administrations and carriers (hereinafter "international correspondents") for the furnishing of its authorized services between points in or served via the United States and other points outside the United States (hereinafter referred to as "international" or "overseas" points); and

         WHEREAS, COMSAT and AT&T have previously interconnected their facilities and exchanged traffic so as to permit the provision of telecommunications services between mobile earth stations located outside the United States and points in the United States served by AT&T, and international points served by AT&T with its correspondents; and

         WHEREAS, it is the desire of AT&T and COMSAT to enter into a new inter-carrier agreement, and to establish terms and conditions for the exchange of traffic as each may choose to deliver to the facilities of the other;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, COMSAT and AT&T agree as follows:

1.       Interconnection of Facilities

         a. COMSAT and AT&T agree to continue to interconnect COMSAT's LES/MSSC facilities and AT&T's switched network facilities to provide voice and data telecommunications services between the geographic and ocean regions covered by the Inmarsat system served by COMSAT and points in the United States and international points served by AT&T.

         b. The interconnecting circuits to be used in providing the services set forth in this Agreement shall be such circuits between COMSAT's MSSC facilities and AT&T's International Switching Centers ("ISC facilities") as may presently exist and such additional or replacement circuits as the parties may from time to time agree upon.

         c. Each party shall be responsible for providing and maintaining, at its own expense and liability, the circuits located on its side of the interconnecting circuits. COMSAT shall reimburse AT&T for half of AT&T's direct cost of terrestrial circuits connecting AT&T's ISC facilities and COMSAT's MSSC facilities. The number of circuits necessary for the provision of services hereunder shall be mutually agreed between the parties, based on the amount of traffic to be exchanged between the parties.

         d. COMSAT and AT&T agree that this Agreement is not exclusive. Accordingly, each party shall have the right to interconnect with other telecommunications and satellite service providers to exchange traffic including, but not limited to, the services set forth in this Agreement, consistent with applicable laws.

2.       Circuit Restoration and Rerouting

         a. Each party shall advise the other party in writing as soon as practicable, and in any event no later than twenty-four (24) hours after it becomes aware of the occurrence, of any facility failure in its network that is causing any significant impairment or interruption of service provided under this Agreement, and the party experiencing the failure shall make all reasonable efforts to implement prompt restoration of service.

         b. COMSAT shall make arrangements, as commercially practicable, with foreign telephone administrations for rerouting and restoration of service in the event of disruption of mobile satellite communications service through COMSAT's LES facilities, and in such cases shall make such alternative facilities available to route AT&T mobile satellite traffic.

         c. For maintenance and operational purposes, both AT&T and COMSAT agree that the mobile satellite telephony services provided hereunder shall be treated with no less diligence than either party treats its other telephony services.

3.       Service Offerings

         a.       Voice Message Telecommunications Services

                  AT&T and COMSAT hereby agree to make the following voice message telecommunications services available to end users to the extent practicable:

                 (i) Directory Assistance. COMSAT will make available mobile directory assistance, including but not limited to mobile station listings. AT&T will make available directory assistance for U.S. shore points.

                 (ii)     Conference Calling Capabilities.

                 (iii)    Mobile Terminal to Mobile Terminal Calling.

                 (iv) Person/Station Calling. Both person-to-person and station-to-station calls will be permitted by COMSAT and AT&T for maritime and international land mobile satellite service. Only station-to-station calls will be provided by COMSAT and AT&T for aeronautical satellite telephone service.

                 (v) Calling Card Calls. To the extent AT&T is able to bill COMSAT's mobile-to-fixed tariffed rates, COMSAT shall have the right to accept AT&T's Calling Cards on calls from mobile stations outside the U.S. to the U.S. and international points as long as the Calling Card is validated (i.e., a positive or indeterminate response is received from the validator system). To the extent changes to COMSAT's tariff require modifications to AT&T billing systems or billing rates in connection with Calling Card calls, AT&T shall use its reasonable efforts to make such modifications. AT&T shall notify COMSAT promptly and in writing as to whether such modifications can be made by AT&T. Notwithstanding the foregoing, COMSAT shall not route any mobile-to-fixed 800 calls to AT&T until AT&T notifies COMSAT otherwise, and until such time COMSAT shall not bill AT&T in connection with any such calls.

                  (vi) Collect Calls. Except for collect calls to coin telephones, collect calls shall be permitted by COMSAT and AT&T in both directions between mobile stations and fixed locations within the United States, excluding Alaska.

                  (vii) Distress and Safety. Messages and replies in connection with situations involving maritime and aeronautical safety will be handled in compliance with national and international regulations.

         b.       Data, Facsimile and Other Digital Network Services

                  Transmission   of  data,   facsimile  and  other  digital
services will be permitted over the network facilities of AT&T and COMSAT to the extent practicable.

4.       Service Modification

         The services listed in Article 3 above may be modified and other services added by written agreement of the parties. Each party reserves the right (subject to any FCC requirements) to discontinue any individual customer service set forth in Article 3 upon ninety (90) days prior written notice to the other party. The decision by either party to discontinue any individual service shall not constitute a termination of any other service, nor can the procedure established by this Article for individual service modification be utilized to terminate this Agreement substantially or in its entirety.

5.       Traffic Volumes and Rates

         a. AT&T will pay COMSAT $6.50 per minute for the space and earth station segments of fixed-to-mobile traffic to Inmarsat Standard A terminals for traffic up to one million minutes per year. For Inmarsat A traffic volumes exceeding that amount, COMSAT agrees to reduce the foregoing rate in accordance with Attachment I hereto. For all fixed-to-mobile traffic to Standard M and Standard B terminals, AT&T will pay COMSAT $3.30 per minute for calls destined to the Atlantic and Pacific Ocean regions, and $2.95 per minute for calls destined to the Indian Ocean Region.

         b. COMSAT will pay AT&T $.20 per minute for all mobile-to-fixed calls terminating in the United States and for all Inmarsat mobile-to-mobile calls routed via AT&T for the terrestrial segment of that traffic and associated services. For mobile-to-fixed calls terminating outside the United States, COMSAT will pay AT&T's tariffed international long distance rates minus ten percent (10%).

         c.  Inmarsat aeronautical calls shall be settled as follows:

             (i) For air-to-ground calls, COMSAT shall pay AT&T $.20 per minute.

             (ii) For ground-to-air calls, AT&T shall pay COMSAT $6.50 per minute.

         d. Notwithstanding anything to the contrary in this Agreement, except in regards to the proportion of traffic described in Article 6.a.(6), neither AT&T nor COMSAT commits to send the other party any traffic, nor does either party commit to any particular volume or type of traffic, by reason of this Agreement. Each party reserves the absolute right to adjust or change the volume of traffic it sends to the other party. In this connection, and without limitation, COMSAT and AT&T agree that there will be no shortfall obligation, charge or penalty for a party's failure to deliver any traffic volumes, even if the reason for such action is within the control of such party.

         e. Any tariff changes affecting services provided in conjunction with this Agreement shall be provided by written notice in the manner set forth in Article 12 by the party making the changes to the other party on or before the date the tariff changes are submitted to the FCC, provided, in any event, that COMSAT shall notify AT&T of Calling Card tariff changes no less than fifteen (15) days before the tariff is to become effective.

6.       Accounting and Settlement Procedures

         a.       Monthly Statements

                  (1) Each party shall be responsible for the billing and collection of charges to its respective customers.

                  (2) Each party shall render to the other a monthly statement of the messages provided during the month to which the statement relates, expressed in seconds, but with totals rounded to the next full minute and showing the portion of revenues due to the other party calculated on the basis of the rates set forth in Article 5. Each line item total shall be rounded up to the next full minute. Such statements shall be forwarded to the other party as soon as practicable after the calendar month to which the statement relates, but in no event later than the end of the second calendar month following the month to which the statement relates. The monthly statements shall include any accounting information received through international settlements. This traffic will be reported and included in the monthly statements no later than one (1) month following the date it is reported to the party. Both parties acknowledge that international traffic may be reported over time (in some instances in excess of one (1) year after service was provided).

                  (3) Each party shall have the right to make credit adjustments to its customers with respect to periods in which transmission is interrupted or
                           defective,   and  to  reflect,  in  its  monthly
                           statements to the other party, deductions for such interrupted or defective transmissions, provided that such deductions or adjustments are reasonable and are made before the monthly statement is forwarded to the other party.
                           COMSAT shall validate all AT&T Calling Card calls. Without prejudice to the foregoing and in addition to any other remedies AT&T may have at law or in equity, AT&T specifically reserves the right to block calls billed to any unvalidated AT&T Calling Card or deduct the value of such calls from its settlement payments to COMSAT in the event of nonpayment for the unvalidated call.


                  (4) A statement shall be deemed to have been irrevocably accepted as free of discrepancies and errors by the party to whom it is rendered if that party does not object in writing within one year from the date the monthly statement is received. If an objection is made, the parties shall use their best efforts to settle promptly the disputed item or items. Adjustments that have been agreed upon by both parties shall be included in the next monthly statement.

                  (5) The parties agree to exchange billing data only to the extent it is strictly necessary to respond to a specific customer inquiry. This exchange shall be made in a timely manner (per recommendations of the International Telegraph and Telephone Consultation Committee ("CCITT")), in a format to which both parties agree, and in accordance with all applicable legal requirements.

                  (6) Where COMSAT and a foreign telephone administration have entered into an agreement providing for that telephone administration's routing of traffic originating in its territory and terminating via COMSAT's Inmarsat facilities, and AT&T provides connecting service to that administration with respect to such traffic, AT&T hereby agrees to route to COMSAT such traffic equal to the share of all traffic such telephone administration has agreed to so route to COMSAT. Where AT&T provides connecting service with respect to such traffic, AT&T agrees to accept payment from such foreign telephone administrations through the settlement process on behalf of COMSAT, but shall not be required to bill, collect from, or determine the method of payment of end users and shall not be responsible for late or non-payment from such telephone administrations. Any payments received by AT&T from such administrations on COMSAT's behalf shall be paid in accordance with Article 6.b. below.

          b.      Payment of Net Balance

                  The sums due each month from each party to the other as covered by each monthly statement shall be reduced to a net balance by each party. Net balances due from one party to the other shall be paid monthly by the debtor party to the creditor party. Payment will be made as soon as practicable, but in no event later than forty-five (45) days after the monthly statement has been received from the creditor party. The payment of the net balance due with respect to undisputed amounts on a statement, except to the extent that such amounts are uncollected settlement payments from a foreign telephone administration, shall not be delayed pending agreement to the adjustment of disputed items of that statement.

           c.     Other Matters

                  Payments made and statements rendered under this Agreement from one party to the other shall be in U.S. currency. AT&T hereby commits to work with COMSAT on a regular basis to review and streamline the accounting and settlement process in an effort to improve the timeliness of payments.


  7.      Failure to Pay

          Subject to the terms of Article 6.a. and Article 6.b. of this Agreement, upon failure of a party to pay a net balance in accordance with Article 6.b., the party to whom such balance is owed may, ninety
  (90) days after delivering notice in writing to the other party, and subject to FCC requirements, suspend its participation in the services covered hereby, and said party shall be deemed released from its obligations under this Agreement for so long as any balance due shall remain unpaid. This provision does not limit any other legal or equitable remedies available under this Agreement.

  8.      Technical Standards and Methods of Operation

          Except as otherwise agreed by the parties, the technical standards and methods of operation applied by the parties to the exchange of traffic hereunder shall conform to the applicable recommendations of the CCITT and to any revisions of same.

  9.      Exchange of Proprietary Information

          a. In connection with the provision of services pursuant to this Agreement, COMSAT and AT&T may each disclose to the other certain marketing, financial, billing, technical, and other information which is proprietary or confidential to the disclosing party or its affiliated companies (hereinafter referred to as "Information"). For purposes of this Agreement, such Information shall include, but not be limited to, engineering information, hardware, software, drawings, models, samples, tools, technical specifications, and documentation, in whatever form recorded or orally provided.

          b. The receiving party shall hold Information in confidence, shall use such Information only for the purpose of performing this Agreement, shall reproduce such Information only to the extent necessary for such purpose, shall restrict disclosure of such Information to its employees and employees of its affiliated companies with a need to know (and inform such employees of the obligations assumed herein), and shall not disclose such Information to any third party without prior written approval of the other party. These restrictions on the use or disclosure of information shall not apply to any Information:

                   (i) that is independently developed by the receiving party or its affiliated companies or lawfully received free of restriction from another source having the right to so furnish such Information;

                   (ii) that has become generally available to the public without breach of this Agreement by the receiving party or its affiliated companies;

                   (iii) that at the time of disclosure to the receiving party was known to such party or its affiliated companies free of restriction and evidenced by documentation in such party's possession;

                   (iv) that the disclosing party agrees in writing is free of such restrictions; or

                   (v) that is required to be made public by the FCC or other due legal process, provided the disclosing party is notified promptly by the receiving party of any such requirement to make the Information public.

          c. Information shall be subject to the restrictions above, if it is in writing or other tangible form, only if clearly marked as proprietary or confidential when disclosed to the receiving party or, if it is not in tangible form, only if identified as proprietary or confidential at the time of disclosure and confirmed in writing within thirty (30) days of such disclosure.

          d. No license to a party, under any trademark, patent, copyright, mask work protection right or any other intellectual property right, is either granted or implied by the conveying of Information to such party. None of the Information which may be disclosed or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other of any kind, and, in particular, with respect to the non- infringement of trademarks, patents, copyrights, mask work protection rights or any other intellectual property rights, or other rights of third persons.

          e. All Information shall remain the property of the transmitting party and shall be returned upon written request or upon the receiving party's determination that it no longer has a need for such Information.

          f. Each party agrees that all of its  obligations  undertaken  in
  Article 9 herein as a party receiving Information shall survive and continue after termination of this Agreement.

  10.     Governmental Approvals

          All undertakings, obligations and rights of the parties hereto are subject to all necessary governmental licenses and approvals, and to all other applicable legal requirements. This Agreement shall not be construed or interpreted to prejudice the rights either party may have to provide any services it is or becomes lawfully authorized to provide, or in any way limit the ability of each party to present any regulatory or other legal position, or to request or oppose any grant of authority, in any appropriate legal forum.

  11.     Prior Agreements

          This Agreement supersedes all previous agreements (including all amendments thereto) between COMSAT and AT&T regarding the provision of mobile satellite telephone services using the Inmarsat system.

  12.     Notices

          Any notice under this Agreement shall be in writing and shall be deemed sufficient if sent by first class mail, facsimile or telex to the following address, or any superseding address so notified hereunder, and shall be effective upon receipt.

  To COMSAT:

          COMSAT Mobile Communications
          6560 Rock Spring Drive
          Bethesda, Maryland 20817
          Attention: Director-Contracts

  To AT&T:

          AT&T Corp.
          101 JFK Parkway
          Short Hills, New Jersey  07078
          Attention: District Manager Maritime Services

  13.     Duration and Termination of Agreement

          This Agreement will be effective as of June 1, 1996, and subject to the provisions contained herein, shall continue in full force and effect until December 31, 1997. Subsequent to the initial term, the Agreement shall continue in full force and effect unless terminated by either party upon ninety (90) days prior notice in writing.

  14.     Change in Circumstances

          If, during the term of this Agreement, any U.S. governmental action or other significant change in circumstances renders either party unable to perform or results in significant economic detriment or competitive disadvantage to a party, such party may request in writing that the terms of this Agreement be renegotiated. Upon such request, the parties agree to negotiate, promptly and in good faith, methods to resolve the competitive disadvantage, economic detriment or inability to perform. However, if no such mutual agreement can be reached within a period of ninety (90) days with respect to a party's inability to perform under this Agreement, either party may terminate this Agreement without further cost or liability, except for any unpaid amounts owed by a party hereunder at the time of such termination.

  15.     Limitation of Liability

          Neither party nor its parent, subsidiaries, or affiliates shall be liable to the other for any failure in or breakdown of the communications facilities or interruption to same associated with the functioning of the services set forth in this Agreement no matter what the cause. Each party's liability to the other for any loss, cost, claim, injury, liability, or expense, including reasonable attorneys' fees, relating to or arising out of any negligent act or omission in its performance of this Agreement (not involving knowing or willful misconduct or a failure, breakdown or interruption of communication facilities or services provided hereunder) shall be limited to the amount of direct damage actually incurred. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING LOSS OF PROFITS OR REVENUES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED.

  16.     Assignment

          Neither party may assign this Agreement except to a parent or wholly-owned subsidiary in connection with the transfer of responsibility for the services provided under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

  17.     Governing Law

          This Agreement shall be governed by the laws of the State of Maryland, United States of America, without regard to the conflict of law principles thereof. This Agreement shall also be subject to all applicable laws of the United States, including without limitation the Communications Act of 1934, as amended and U.S. Export Control laws.

  18.     Severability

          If any term or provision of this Agreement shall be found to be illegal or unenforceable, then such term or provision shall be deemed stricken, and the remainder of this Agreement shall continue in full force and effect.

  19.     Waiver

          No term or provision of this Agreement shall be deemed waived by either party unless such waiver is in writing and signed by that party.

  20.     Execution and Amendment

          This Agreement is executed in two copies, both of which shall be considered originals with identical legal effect. This Agreement may be modified or amended only by written agreement of the Parties.

          IN WITNESS WHEREOF, the parties hereto have severally subscribed these presents or caused them to be subscribed, in their name and behalf by their respective officers thereunto duly authorized.


  AT&T Maritime Services AT&T CORP.

  By:            /s/ Mario Persico
  Name:          Mario Persico
  Title:         District Manager
  Date:          June 25, 1996


  COMSAT Mobile Communications
  COMSAT Corporation

  By:            /s/ Thomas Collins
  Name:          Thomas Collins
  Title:         VP  & GM, CMC
  Date:          6/20/96